Exhibit 99.1

Agrify Receives Nasdaq Notification of Non-Compliance with Listing Rule 5250(c)(1)

BILLERICA, Mass., April 24, 2023 (GLOBE NEWSWIRE) -- Agrify Corporation (Nasdaq: AGFY) (“Agrify” or the “Company”), a leading provider of innovative cultivation and extraction solutions for the cannabis industry, today announced that on April 18, 2023, it received a letter from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying Agrify that it was not in compliance with requirements of Nasdaq Listing Rule 5250(c)(1) as a result of not having timely filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, with the Securities and Exchange Commission (“SEC”).

This notification has no immediate effect on the listing of Agrify’s common stock on the Nasdaq. However, if Agrify fails to timely regain compliance with the Nasdaq Listing Rule, Agrify’s common stock will be subject to delisting from Nasdaq.

As disclosed in the Current Report on Form 8-K filed by the Company on April 17, 2023, Agrify’s audit committee concluded that, as a result of errors in the accounting for warrants previously issued by Agrify, it is appropriate to restate Agrify’s previously issued unaudited condensed consolidated financial statements as of and for the fiscal periods ended March 31, 2022, June 30, 2022 and September 30, 2022 in amended quarterly reports for the affected periods. Given the scope of the process for preparing the amended quarterly reports, Agrify was unable to complete and file the Form 10-K for the fiscal year ended December 31, 2022 by the required due date of March 31, 2023. On March 31, 2023, the Company filed a Form 12b-25 Notification of Late Filing with the SEC related to the Form 10-K.

Under the Nasdaq rules, the Company has 60 calendar days, or until June 20, 2023, to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rule. If Nasdaq accepts the Company’s plan, then Nasdaq may grant the Company up to 180 days from the prescribed due date for filing the Form 10-K to regain compliance. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

The Company is working diligently and expects to file its Form 10-K within the 60-day period, which would eliminate the need for the Company to submit a formal plan to regain compliance.

About Agrify (Nasdaq: AGFY)

Agrify is a leading provider of innovative cultivation and extraction solutions for the cannabis industry, bringing data, science, and technology to the forefront of the market. Our proprietary micro-environment-controlled Vertical Farming Units (VFUs) enable cultivators to produce the highest quality products with unmatched consistency, yield, and ROI at scale. Our comprehensive extraction product line, which includes hydrocarbon, ethanol, solventless, post-processing, and lab equipment, empowers producers to maximize the quantity and quality of extract required for premium concentrates. For more information, please visit Agrify at http://www.agrify.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Agrify and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, the timing and filing of the amended Quarterly Reports on Form 10-Q and the delayed Annual Report on Form 10-K and Agrify’s ability to regain compliance with applicable Nasdaq rules. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. Agrify has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in Agrify’s Annual Report on Form 10-K filed for the year ended December 31, 2021 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Company Contacts

Investor Relations Inquiries

Caitlin Moakley Bricker
Chief of Staff
caitlin.moakley@agrify.com
(617) 733-0584

Media Inquiries

Rachel Soulsby
Vice President of Marketing
rachel.soulsby@agrify.com
(978) 660-9125